UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 15, 2013 (October 11, 2013)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On October 11, 2013, Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Atlantic City Holding, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC and Rio Properties, LLC (collectively, the “CERP Entities”), each a wholly owned subsidiary of Caesars Entertainment Corporation (the “Registrant”), (i) completed the offering of $1,000 million aggregate principal amount of their 8% first-priority senior secured notes due 2020 (the “First Lien Notes”) and $1,150 million aggregate principal amount of their 11% second-priority senior secured notes due 2021 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”) and (ii) entered into a first lien credit agreement governing their new $2,769.5 million senior secured credit facilities (the “Senior Secured Credit Facilities”), consisting of senior secured term loans in an aggregate principal amount of $2,500.0 million (the “Term Loans”) and a senior secured revolving credit facility in an aggregate principal amount of up to $269.5 million (the “Revolving Credit Facility”).

The CERP Entities used the net proceeds from the offering of Notes and the borrowings under the Term Loans, together with cash, to retire 100% of the principal amount of loans under the mortgage and mezzanine loan agreements entered into by certain subsidiaries of Harrah’s Atlantic City Holding, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC and Rio Properties, LLC (collectively, the “Casino Resort Borrowers”), repay in full all amounts outstanding under the senior secured credit facility entered into by the Registrant and Caesars Linq, LLC and Caesars Octavius, LLC, each an indirect subsidiary of the Registrant (together, with the completion of the offering of the Notes and the closing of the Senior Secured Credit Facilities, the “Transactions”), and to pay related fees and expenses.

1. First Lien Indenture and 8% First-Priority Senior Secured Notes due 2020

The First Lien Notes, which mature on October 1, 2020, were issued pursuant to an indenture dated as of October 11, 2013, among the CERP Entities, each wholly-owned subsidiary of the CERP Entities (collectively, the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “First Lien Indenture”).

The CERP Entities will pay interest on the First Lien Notes at 8.00% per annum, semi-annually to holders of record at the close of business on March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing on April 1, 2014.

The CERP Entities may redeem the First Lien Notes at their option, in whole or part, at any time prior to October 1, 2016, at a price equal to 100% of the principal amount of the First Lien Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The CERP Entities may redeem the First Lien Notes, in whole or in part, on or after October 1, 2016, at the redemption prices set forth in the First Lien Indenture and the First Lien Notes. In addition, at any time and from time to time on or before October 1, 2016, the CERP Entities may choose to redeem in the aggregate up to 35% of the original aggregate principal amount of the First Lien Notes (calculated after giving effect to the issuance of additional First Lien Notes) at a redemption price equal to 108.000% of the principal amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the First Lien Notes (calculated after giving effect to any issuance of additional First Lien Notes) remain outstanding after each such redemption.

The First Lien Notes are senior secured obligations of the CERP Entities and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The First Lien Notes are guaranteed on a senior secured basis by the Subsidiary Guarantors and secured by a first-priority security interest, subject to permitted liens, in certain assets of the CERP Entities and the Subsidiary Guarantors.

The First Lien Indenture contains covenants that limit the CERP Entities’ (and their restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions outlined in the First Lien Indenture. The First Lien Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding First Lien Notes to be due and payable immediately.

2. Second Lien Indenture and 11% Second-Priority Senior Secured Notes due 2021

The Second Lien Notes, which mature on October 1, 2021, were issued pursuant to an indenture dated as of October 11, 2013, among the CERP Entities, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Second Lien Indenture”).

The CERP Entities will pay interest on the Second Lien Notes at 11.00% per annum, semi-annually to holders of record at the close of business on March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing on April 1, 2014.

The CERP Entities may redeem the Second Lien Notes at their option, in whole or part, at any time prior to October 1, 2016, at a price equal to 100% of the principal amount of the Second Lien Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The CERP Entities may redeem the Second Lien Notes, in whole or in part, on or after October 1, 2016, at the redemption prices set forth in the Second Lien Indenture and the Second Lien Notes. In addition, at any time and from time to time on or before October 1, 2016, the CERP Entities may choose to redeem in the aggregate up to 35% of the original aggregate principal amount of the Second Lien Notes (calculated after giving effect to the issuance of additional Second Lien Notes) at a redemption price equal to 111.000% of the principal amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the Second Lien Notes (calculated after giving effect to any issuance of additional Second Lien Notes) remain outstanding after each such redemption.

The Second Lien Notes are senior secured obligations of the CERP Entities and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The Second Lien Notes are guaranteed on a senior secured basis by the Subsidiary Guarantors and secured by a second-priority security interest, subject to permitted liens, in certain assets of the CERP Entities and the Subsidiary Guarantors.

The Second Lien Indenture contains covenants that limit the CERP Entities’ (and their restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions outlined in the Second Lien Indenture. The Second Lien Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Second Lien Notes to be due and payable immediately.

The First Lien Notes and Second Lien Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

3. Registration Rights Agreement

On October 11, 2013, in connection with the issuance of the Notes, the CERP Entities and the Subsidiary Guarantors entered into a registration rights agreement with Citigroup Global Markets Inc., as representative of the initial purchasers of the Notes, relating to, among other things, the exchange offer for the Notes and the related subsidiary guarantees (as described above) (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the CERP Entities will use their commercially reasonable efforts to have a registration statement declared effective by the Securities and Exchange Commission by the later of: (i) 365 days after the issue date of the Notes and (ii) 180 days after the Post-Closing Restructuring Transaction (as defined in the Registration Rights Agreement) to register with the Securities and Exchange Commission notes having substantially identical terms as each series of Notes as part of an offer to exchange freely tradeable exchange notes for such series of Notes.

The CERP Entities will use their commercially reasonable efforts to cause the exchange offer to be completed within 30 business days after the effectiveness target date or, if required, to have one or more shelf registration statements declared effective within the time periods described in the Registration Rights Agreement.

If the CERP Entities fail to meet these targets, the annual interest rate on the applicable Notes will increase by 0.25%. The annual interest rate on the applicable Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year. If the registration default is corrected, the interest rate of such Notes will revert to the original level.

4. Senior Secured Credit Facilities

On October 11, 2013, in connection with the Transactions, the CERP Entities entered into a First Lien Credit Agreement (the “Credit Agreement”) among the CERP Entities, the lenders party thereto and Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent that provides for the Senior Secured Credit Facilities, consisting of the Term Loans, which mature in 2020, and the Revolving Credit Facility, which matures in 2018 and includes both a letter of credit sub-facility and a swingline loan sub-facility. The Term Loans require scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the Term Loans, with the balance due at maturity. As of the closing date, no borrowings were outstanding under the Revolving Credit Facility, and no amounts were committed to outstanding letters of credit.

The Senior Secured Credit Facilities allow the CERP Entities to request one or more incremental term loan facilities and/or increase commitments under their Revolving Credit Facility in an aggregate amount of up to the sum of (x) $300.0 million plus (y) such additional amount so long as, (i) in the case of loans under additional credit facilities that rank pari passu with the liens on the collateral securing the Senior Secured Credit Facilities, their first priority net secured leverage ratio on a pro forma basis would not exceed 4.25 to 1.00, (ii) in the case of loans under additional credit facilities that rank junior to the liens on the collateral securing the Senior Secured Credit Facilities, their net secured leverage ratio on a pro forma basis would not exceed 6.00 to 1.00, and (iii) in the case of loans that are unsecured, their interest coverage ratio on a pro forma basis would be at least 2.00 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All future borrowings under the Senior Secured Credit Facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest and Fees

Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to, at the CERP Entities’ option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of Term Loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate announced by the Administrative Agent from time to time and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin. The applicable margin for borrowings under the Revolving Credit Facility may be subject to one or more step-downs based on the first priority net senior secured leverage ratios set forth in the Credit Agreement. In addition, on a quarterly basis, the CERP Entities are required to pay each lender under the Revolving Credit Facility a commitment fee in respect of any unused commitments under the Revolving Credit Facility, which is subject to certain step-downs based on the first priority net senior secured leverage ratios set forth in the Credit Agreement. The CERP Entities will also be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee equal to 1/8 of 1% per annum of the daily stated amount of such letters of credit.

Mandatory and Voluntary Prepayments

The Senior Secured Credit Facilities will require the CERP Entities to prepay outstanding Term Loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if their first priority net senior secured leverage ratio is greater than 2.25 to 1.00 but less than or equal to 2.75 to 1.00 and to 0% if their first priority net senior secured leverage ratio is equal to or below 2.25 to 1.00) of their annual excess cash flow, as defined under the Senior Secured Credit Facilities;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that the CERP Entities may (a) reinvest within 18 months or (b) contractually commit to reinvest those proceeds within 18 months and so reinvest such proceeds prior to the termination of such contract in assets to be used in their business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Secured Credit Facilities.

Collateral and Guarantors

The Senior Secured Credit Facilities will be borrowed by the CERP Entities and guaranteed by the Subsidiary Guarantors, and will be secured by a pledge of substantially all of the existing and future property and assets of the CERP Entities and the Subsidiary Guarantors, including a pledge of the capital stock of the wholly owned domestic subsidiaries held by the CERP Entities and the Subsidiary Guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by the CERP Entities and the Subsidiary Guarantors, in each case subject to exceptions. Each of Paris Las Vegas, Harrah’s Las Vegas, Flamingo Las Vegas, Rio All-Suite Hotel and Casino, Harrah’s Laughlin, Harrah’s Atlantic City (collectively, the “Casino Resort Properties”), Project Linq, an open-air dining, entertainment and retail development on the east side of the Las Vegas Strip, and the Octavius Tower at Caesars Palace Las Vegas (“Octavius Tower”) are expected to be mortgaged under the Senior Secured Credit Facilities.

Restrictive Covenants and Other Matters

Except during a covenant suspension period as defined under the Senior Secured Credit Facilities, the Senior Secured Credit Facilities require compliance on a quarterly basis with a maximum first priority net senior secured leverage ratio test of 8.00 to 1.00. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, the CERP Entities may exercise an equity cure by issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of any CERP Entity (or following the Post-Closing Restructuring Transaction, Caesars Entertainment Resort Properties, LLC), or any of its direct or indirect parent that will, upon the receipt by any CERP Entity (or following the Post-Closing Restructuring Transaction, Caesars Entertainment Resort Properties, LLC), of such cash, be included in the calculation of EBITDA under the Credit Agreement. The equity cure right may not be exercised in more than three fiscal quarters during any period of four consecutive fiscal quarters. Under the Senior Secured Credit Facilities, the CERP Entities may also be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions and asset sales. In addition, the Senior Secured Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting the CERP Entities’ ability and the ability of their restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of their assets or to purchase, lease or otherwise acquire all of the assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with their affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of certain indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt.”

4. Intercreditor Agreements and Collateral Agreements

On October 11, 2013, in connection with the Transactions (i) U.S. Bank National Association, as trustee under the First Lien Indenture (the “First Lien Trustee”), entered into an intercreditor agreement (the “First Lien Intercreditor Agreement”) with the First Lien Collateral Agent that governs the relative priorities of their respective security interests in the CERP Entities’ and Subsidiary Guarantors’ assets securing the First Lien Notes and the Senior Secured Credit Facilities and certain other matters relating to the administration of security interests, and (ii) the First Lien Trustee entered into an intercreditor agreement (the “Second Lien Intercreditor Agreement”) with the First Lien Collateral Agent and the trustee and the collateral agent under the Second Lien Indenture (the “Second Lien Trustee”) that establishes the subordination of the liens securing the Second Lien Notes to the liens securing first priority lien obligations, including the First Lien Notes and the Senior Secured Credit Facilities, and certain other matters relating to the administration of security interests.

On October 11, 2013, the CERP Entities, the Subsidiary Guarantors and the First Lien Collateral Agent also entered into the collateral agreement (first lien) (the “First Lien Collateral Agreement”) and other security documents defining the terms of the security interests that secure the Senior Secured Credit Facilities, the First Lien Notes, their respective related guarantees and Other First Priority Lien Obligations (as defined therein). These security interests will secure the payment and performance when due of all of the obligations of the CERP Entities and the Subsidiary Guarantors under the Senior Secured Credit Facilities, the First Lien Notes, their respective related guarantees, the First Lien Indenture and the security documents.

Additionally, the CERP Entities, the Subsidiary Guarantors and the Second Lien Trustee also entered into the collateral agreement (second lien) (the “Second Lien Collateral Agreement”) and other security documents defining the terms of the security interests that secure the Second Lien Notes, the related guarantees and Other Second Lien Obligations (as defined therein). These security interests will secure the payment and performance when due of all of the obligations of the CERP Entities and the Subsidiary Guarantors under the Second Lien Notes, the related guarantees, the Second Lien Indenture and the security documents.

Subject to the terms of the security documents described above, including the First Lien Collateral Agreement and the Second Lien Collateral Agreement, the CERP Entities and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the collateral securing the Notes and the Senior Secured Credit Facilities (other than any cash, securities, obligations and cash equivalents constituting part of the collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the security documents and other than as set forth in such security documents), to freely operate the collateral and to collect, invest and dispose of any income therefrom.

The foregoing summary is qualified in its entirety by reference to the First Lien Indenture, the Second Lien Indenture, the Registration Rights Agreement, the Credit Agreement, the First Lien Intercreditor Agreement, the Second Intercreditor Agreement, the First Lien Collateral Agreement and the Second Lien Collateral Agreement, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On October 11, 2013, as part of the Transactions described in Item 1.01 above, certain subsidiaries of the Registrant (i) retired 100% of the aggregate principal amount of the outstanding loans under the mortgage and mezzanine loan agreements of the Casino Resort Borrowers and (ii) repaid all amounts outstanding under the senior secured credit facility of Octavius/Linq Holding Co., LLC (“Octavius/Linq Holdings”). In addition, the mortgage and mezzanine loan agreements entered into by certain subsidiaries of the Casino Resort Borrowers and the lenders and other parties thereto were terminated effective October 11, 2013, and the credit agreement governing the senior secured credit facility of Octavius/Linq Holdings entered into by the Registrant, Caesars Linq, LLC, Caesars Octavius, LLC and the lenders and other parties thereto was terminated effective October 11, 2013.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Section 8—Other Events.

Item 8.01 Other Events.

On October 11, 2013, in connection with the closing of the Transactions, the CERP Entities entered into a series of transactions to simplify their organizational structure. In connection with this restructuring, certain subsidiaries of Paris Las Vegas Holding, LLC, Harrah’s Las Vegas, LLC, Flamingo Las Vegas Holding, LLC, Rio Properties, LLC and Harrah’s Laughlin, LLC were merged out of existence and, in addition, certain unoccupied parcels of land not owned by the Casino Resort Borrowers were transferred to subsidiaries of the Registrant other than the CERP Entities.

Additionally, in connection with the closing of the Transactions, on October 11, 2013, Octavius/Linq Holdings, an indirect subsidiary of Caesars Entertainment Operating Company, Inc. (a subsidiary of the Registrant) and owner of Caesars Linq, LLC and Caesars Octavius, LLC (which own Octavius Tower and Project Linq), transferred Octavius/Linq Intermediate Holding, LLC to the Registrant, which then contributed Octavius/Linq Intermediate Holding, LLC to Rio Properties, LLC. Caesars Entertainment Operating Company, Inc. obtained an opinion of an independent financial advisor that, based upon and subject to the assumptions and other matters set forth in such opinion, it received reasonably equivalent value in the transfer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 11, 2013, among the CERP Entities, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, relating to the 8% First-Priority Senior Secured Notes due 2020.

4.2	Indenture, dated as of October 11, 2013, among the CERP Entities, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, relating to the 11% Second-Priority Senior Secured Notes due 2021.

4.3	Registration Rights Agreement, dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors and Citigroup Global Markets Inc., as representative of the initial purchasers.

10.1	First Lien Credit Agreement, dated as of October 11, 2013, by and among the CERP Entities, Citicorp North America Inc., as administrative agent and the lenders party thereto.

10.2	First Lien Intercreditor Agreement, dated as of October 11, 2013, by and among the First Lien Collateral Agent, Citicorp North America, Inc., as authorized representative under the credit agreement and U.S. Bank National Association, as the initial other authorized representative.

10.3	Second Lien Intercreditor Agreement, dated as of October 11, 2013, by and among Citicorp North America, Inc., as credit agreement agent, U.S. Bank National Association, as other first priority lien obligations agent and U.S. Bank National Association, as second priority agent.

10.4	Collateral Agreement (First Lien), dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors, and Citicorp North America, Inc., as collateral agent.

10.5	Collateral Agreement (Second Lien), dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors, and U.S. Bank National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: October 15, 2013	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 11, 2013, among the CERP Entities, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, relating to the 8% First-Priority Senior Secured Notes due 2020.

4.2	Indenture, dated as of October 11, 2013, among the CERP Entities, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, relating to the 11% Second-Priority Senior Secured Notes due 2021.

4.3	Registration Rights Agreement, dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors and Citigroup Global Markets Inc., as representative of the initial purchasers.

10.1	First Lien Credit Agreement, dated as of October 11, 2013, by and among the CERP Entities, Citicorp North America Inc., as administrative agent and the lenders party thereto.

10.2	First Lien Intercreditor Agreement, dated as of October 11, 2013, by and among the First Lien Collateral Agent, Citicorp North America, Inc., as authorized representative under the credit agreement and U.S. Bank National Association, as the initial other authorized representative.

10.3	Second Lien Intercreditor Agreement, dated as of October 11, 2013, by and among Citicorp North America, Inc., as credit agreement agent, U.S. Bank National Association, as other first priority lien obligations agent and U.S. Bank National Association, as second priority agent.

10.4	Collateral Agreement (First Lien), dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors, and Citicorp North America, Inc., as collateral agent.

10.5	Collateral Agreement (Second Lien), dated as of October 11, 2013, by and among the CERP Entities, the Subsidiary Guarantors, and U.S. Bank National Association, as collateral agent.